UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 3, 2025

BM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38633	82-3410369
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 King of Prussia Road, Suite 650, Wayne, PA 19087
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 327-9515

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BMTX	NYSE American LLC
Warrants to purchase Common Stock	BMTX.W	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 3, 2025, BM Technologies, Inc., a Delaware corporation (the “Company”), held a virtual special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of October 24, 2024 (the “Merger Agreement”), by and among the Company, First Carolina Bank, a North Carolina state-chartered bank (“Parent”), and Double Eagle Acquisition Corp, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of Parent.

As of the close of business on December 2, 2024, the record date for the stockholders entitled to vote at the Special Meeting, there were a total of 12,088,487 shares of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 9,526,779 shares of Company Common Stock, representing approximately 78.809% of the total shares of Company Common Stock issued and outstanding and entitled to vote, were present or represented by proxy, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

1.	A proposal to adopt the Merger Agreement (the “Merger Agreement Proposal”);

2.	A proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the Merger (the “Advisory Compensation Proposal”); and

3.	A proposal to approve any adjournment of the Special Meeting, if necessary or appropriate, as determined in good faith by the Board, for the purpose of soliciting additional proxies if there are insufficient votes at the Special Meeting to adopt the Merger Agreement (the “Adjournment Proposal”).

Each proposal is described in detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on December 3, 2024, and first mailed to the Company’s stockholders on or about December 4, 2024.

Each of the three proposals was approved by the requisite vote of the Company’s stockholders.

The final voting results for each proposal are described below:

1.	The Merger Agreement Proposal:

Votes Cast For	Votes Cast Against	Abstentions
9,470,266	55,200	1,313

2.	The Advisory Compensation Proposal:

Votes Cast For	Votes Cast Against	Abstentions
8,783,787	391,053	351,939

3.	The Adjournment Proposal:

Votes Cast For	Votes Cast Against	Abstentions
9,404,887	120,188	1,704

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BM TECHNOLOGIES, INC.

	By:	/s/ Luvleen Sidhu
		Name:	Luvleen Sidhu
		Title:	Chief Executive Officer

Date: January 6, 2025

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